UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2021

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-00395	31-0387920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-1936

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into Material Definitive Agreement.

Acquisition Agreement

On January 25, 2021, NCR Corporation, a Maryland corporation (“NCR” or the “Company”), Cardtronics plc, a public limited company incorporated under the laws of England and Wales (“Cardtronics”) and, solely for purposes of Section 8.2, Section 8.4 and Article IX of the Acquisition Agreement, Cardtronics USA, Inc., a corporation incorporated in Delaware and a wholly owned subsidiary of Cardtronics (“Cardtronics USA”), entered into an Acquisition Agreement (the “Acquisition Agreement”), pursuant to which the Company has agreed to acquire Cardtronics by means of a court-sanctioned scheme of arrangement under Part 26 of the U.K. Companies Act of 2006 (the “Scheme”) for $39.00 per share (the “Per Share Consideration”), subject to the terms and conditions of the Acquisition Agreement (such transaction, the “Acquisition”). The board of directors of the Company (the “Board”) has unanimously approved the Acquisition Agreement and the transactions contemplated thereby, including the Acquisition.

Prior to entering into the Acquisition Agreement, Cardtronics delivered to Catalyst Holdings Limited, a private limited company incorporated under the laws of England and Wales (“Apollo”) and affiliated with investment funds managed by affiliates of Apollo Global Management, Inc., a written notice terminating the Acquisition Agreement, dated as of December 15, 2020, by and between Cardtronics and Apollo (the “Apollo Acquisition Agreement”), pursuant to the terms of the Apollo Acquisition Agreement. In connection with the termination of the Apollo Acquisition Agreement, the Company has paid, on behalf of Cardtronics, a termination fee of $32.6 million to Apollo in accordance with the terms of the Apollo Acquisition Agreement (the “Apollo Termination Fee”).

Pursuant to the Scheme and subject to the terms and conditions of the Acquisition Agreement, on the effective date of the Acquisition, the Company or its nominee shall acquire all of Cardtronics’ issued and to be issued ordinary shares, nominal value $0.01 per share (the “Ordinary Shares”) other than (a) Ordinary Shares legally or beneficially held by the Company or any of its subsidiaries (or any nominee on their behalf), and (b) any Ordinary Shares held in treasury or owned, directly or indirectly, by Cardtronics or any of its subsidiaries, neither of which will be covered by the Scheme.

Pursuant to the Acquisition Agreement, immediately prior to the effective date of the Acquisition, and except as provided below, each then-outstanding (a) option to purchase Ordinary Shares (each, a “Cardtronics Option”) granted under any director or employee stock option or compensation plan or arrangement of Cardtronics (collectively, the “Cardtronics Share Plans”), (b) award for restricted stock units with respect to Ordinary Shares that vests solely based on the passage of time (each, a “Cardtronics RSU”) granted under any Cardtronics Share Plan and (c) award for restricted stock units with respect to Ordinary Shares that vests based on both performance and the passage of time (each, a “Cardtronics PSU”) granted under any Cardtronics Share Plan, in each case, whether or not vested, shall automatically and without any action on the part of the holder thereof, be assumed by the Company and converted into: (i) in the case of Cardtronics Options, an option to purchase, on the same terms and conditions as were applicable under the original Cardtronics Option, the number of shares of Company common stock, par value $0.01 per share (“Company Common Stock”) (rounded down to the nearest whole number of shares) equal to the product of (A) the number of Ordinary Shares subject to such original Option and (B) the quotient obtained by dividing (I) the Per Share Consideration by (II) the volume weighted average of the closing sale price per share of Company Common Stock on the New York Stock Exchange for the ten (10) full consecutive trading days ending on and including the third (3rd) trading day prior to the effective date of the Acquisition, rounded up to the fourth decimal place (such resulting quotient, the “Equity Award Exchange Ratio”), at an exercise price per share of Company Common Stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (X) the exercise price per Ordinary Share of such original Cardtronics Option by (Y) the Equity Award Exchange Ratio (each, a “Company Option”); (ii) in the case of an award for Cardtronics RSUs, an award, on the same terms and conditions as were applicable under the original Cardtronics RSU, for restricted stock units with respect to a number of shares of Company Common Stock (rounded up to the nearest whole number of shares) equal to the product of (A) the number of Ordinary Shares subject to such Cardtronics RSU award and (B) the Equity Award Exchange Ratio (each, a “Company RSU”); and (iii) in the case of an award for Cardtronics PSUs, an award, on the same terms and conditions as were applicable under the original Cardtronics PSU (but excluding any performance conditions), for restricted stock units with respect to a number of shares of Company Common Stock (rounded up to the nearest whole number of shares) equal to the product of (A) the number of Ordinary Shares subject to such Cardtronics PSU award (with such number of Ordinary Shares based on the greater of the target level achievement and the actual level of achievement of any performance goals as determined by the board of directors of Cardtronics (the “Cardtronics Board”) immediately prior to the effective date of the Acquisition based on prorated performance goals) and (B) the Equity Award Exchange Ratio (each, a “Company PSU”). Each Company Option, Company RSU award and Company PSU award will be eligible to continue to vest and become exercisable on each date that the original Cardtronics Option, Cardtronics RSU award or Cardtronics PSU award, as applicable, would have otherwise vested and become exercisable in accordance with its terms (excluding any performance conditions), subject to acceleration on certain terminations of employment. Notwithstanding the foregoing, (i) each then-outstanding Cardtronics Option that vests and is paid out immediately prior to the effective time of the Acquisition in accordance with its terms as in effect on the date of the Acquisition Agreement, shall automatically and without any action on the part of the holder thereof, be canceled and converted into the right to receive an amount in cash equal to the product of (A) the excess, if any, of the Per Share Consideration over the applicable exercise price per Ordinary Share of such Cardtronics Option and (B) the number of Ordinary Shares subject to such Cardtronics Option; (ii) each then-outstanding Cardtronics RSU award that vests and is paid out immediately prior to the effective time of the Acquisition in accordance with its terms as in effect on the date of the Acquisition Agreement or is held by a director of Cardtronics, shall automatically and without any action on the part of the holder thereof, be canceled and converted into the right to receive an amount in cash equal to the product of (A) the Per Share Consideration and (B) the number of Ordinary Shares subject to such Cardtronics RSU award; and (c) each then-outstanding Cardtronics PSU award that vests and is paid out immediately prior to the effective time of the Acquisition in accordance with its terms as in effect on the date of the Acquisition Agreement, shall automatically and without any action on the part of the holder thereof, be canceled and converted into the right to receive an amount in cash equal to the product of (A) the Per Share Consideration and (B) the number of Ordinary Shares subject to such Cardtronics PSU award (with such number of Ordinary Shares based on the greater of the target level achievement and the actual level of achievement of any performance goals as determined by the Cardtronics Board immediately prior to the effective date of the Acquisition based on prorated performance goals); in each case, payable (without any crediting of interest for the period from the effective date of the Acquisition through the date of payment) as soon as reasonably practicable (but no later than the first payroll date) after the effective date of the Acquisition (or at such later date as required by Section 409A of the U.S. Internal Revenue Code).

Cardtronics has made customary representations, warranties and covenants in the Acquisition Agreement, including, among others, covenants: (a) to conduct its business in the ordinary course of business during the interim period between the execution of the Acquisition Agreement and the consummation of the proposed transaction and (b) not to engage in specified types of transactions or take specified actions during such period unless agreed to in writing by the Company. Cardtronics also agreed to use its reasonable efforts to deliver to the Company, as promptly as possible after the date of the Acquisition Agreement, an irrevocable undertaking to vote (or, where applicable, to cause to vote) in favor of the resolutions relating to the Acquisition, duly executed by each of Hudson Executive Capital (collectively with its affiliated entities party to such undertaking, “HEC”) (the “HEC Undertaking”) and Douglas Braunstein (in his capacity as a director on the Board) (the “Director Undertaking”). The foregoing description of the HEC Undertaking and Director Undertaking is qualified in its entirety by reference to the full text of each such form of undertaking, which is set forth as an exhibit to the Acquisition Agreement.

Cardtronics is not permitted, among other things, to (i) initiate, solicit, or knowingly encourage or facilitate any inquiries, proposals or offers with respect to, or the making of, or that could reasonably be expected to lead to, any “Acquisition Proposal” (as defined in the Acquisition Agreement), (ii) enter into, continue or otherwise participate or engage in, facilitate or encourage, any negotiations or discussions concerning, or that could reasonably be expected to lead to, an Acquisition Proposal, or provide access to its properties, books and records or any information or data relating to any Acquisition Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal, (iv) waive, terminate, modify or fail to enforce any provision of any “standstill” or similar obligation of any Person (other than the Company) with respect to Cardtronics or any of its subsidiaries, (v) take any action to make the provisions of any takeover law, or any restrictive provision of any applicable anti-takeover provision in Cardtronics’s organizational documents, inapplicable to any transactions contemplated by any Acquisition Proposal, (vi) execute or enter into any merger agreement, acquisition agreement or other similar definitive agreement with respect to any Acquisition Proposal or (vii) authorize any of, or commit or agree to do any of, the foregoing. However, subject to the satisfaction of certain conditions, Cardtronics and the Cardtronics Board, as applicable, are permitted to take certain actions which may, as more fully described in the Acquisition Agreement, include changing the recommendation of the Cardtronics Board following receipt of a “Superior Proposal” (as defined in the Acquisition Agreement) or after an “Intervening Event” (as defined in the Acquisition Agreement) if the Cardtronics Board has concluded in good faith after consultation with its outside legal counsel that the failure to effect a change of recommendation or termination of the Acquisition Agreement would violate the Cardtronics Board’s fiduciary duties under applicable law.

Each party’s obligation to implement the Scheme is conditional upon, among other conditions, the following: (a) the Scheme shall have been approved by a majority in number representing not less than seventy-five percent (75%) in value of the shareholders of Cardtronics who are on the register of members of Cardtronics (or the relevant class or classes thereof) as of the record date, present and voting (and who are entitled to vote) at the meeting of the shareholders convened by order of the High Court of Justice in England and Wales (the “Court”) to consider and vote on the Scheme and at any separate class meeting which may be required; (b) the resolutions required to implement the Scheme shall have been duly passed by the requisite majority of the shareholders of Cardtronics at the general meeting of the shareholders; (c) the Court shall have sanctioned the Scheme (with or without modification (but subject to any modification being on terms acceptable to the Company and Cardtronics)); and (d) the waiting period (and any extension thereof) under applicable antitrust laws shall have expired or been earlier terminated and any required approvals thereunder shall have been obtained. Each of Cardtronics and the Company must perform or comply in all material respects with all required agreements and covenants on or prior to the date of the Court Hearing (as defined under the Acquisition Agreement).

The Acquisition Agreement may be terminated by mutual written consent of the parties. The Acquisition Agreement also contains certain customary termination rights, including, among others, the right of either party to terminate if (a) the consummation of the Acquisition does not occur on or before October 25, 2021, (b) if the Scheme is not sanctioned by the Court at the Court Hearing, (c) if the shareholders meetings have been held and completed but the requisite votes of the shareholders of Cardtronics have not been obtained, (d) if a governmental entity issues an injunction preventing the Acquisition, and (e) in the event of an uncured breach of the Acquisition Agreement by the other party that results in a condition to closing not being capable of satisfaction. The Acquisition Agreement also includes a “fiduciary out” which enables Cardtronics to terminate the Acquisition Agreement to accept a Superior Proposal prior to the shareholder meetings, subject to Cardtronics’ compliance with certain terms of the Acquisition Agreement. In addition, the Company may terminate the Acquisition Agreement if the Cardtronics Board has effected a Change in Recommendation (as defined in the Acquisition Agreement), subject to Cardtronics’ compliance with certain terms of the Acquisition Agreement. In the event that the Acquisition Agreement is terminated under certain specified circumstances, Cardtronics USA is required to reimburse NCR for the Apollo Termination Fee within five business days of such termination.

Cardtronics will be required to pay the Company a termination fee in the amount of $36,911,410 (the “Termination Fee”) in the following circumstances: (i) if Cardtronics terminates the Acquisition Agreement to accept a Superior Proposal; (ii) if the Cardtronics Board changes its recommendation in connection with a Superior Proposal or an Intervening Event; and (iii) if an Acquisition Proposal is made for Cardtronics or has become publicly known prior to the shareholder meetings, and the Acquisition Agreement is terminated under certain circumstances and within twelve months after such termination Cardtronics enters into a definitive agreement to sell more than 50% of its capital stock or assets, or consummates such a transaction, Cardtronics will be required to pay the Company such fee at the earlier of the entry into such definitive agreement and two (2) business days from the consummation of such transaction (provided that, if the Company terminates the Acquisition Agreement for material breach by Cardtronics of the Acquisition Agreement and an acquisition proposal is made for Cardtronics prior to such termination, Cardtronics must pay the Company an amount equal to $18,455,705 at or prior to the time of such termination, which amount shall reduce the amount of any Termination Fee that later becomes payable upon entry into a definitive agreement or consummation of a transaction as described in (iii)).

It is expected that, subject to the satisfaction or waiver of all relevant conditions, the proposed transaction will be completed in the first half of calendar year 2021.

The foregoing description of the Acquisition Agreement and the transactions contemplated thereby does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Acquisition Agreement, a copy of which is filed with this Current Report on Form 8-K (this “Form 8-K”) as Exhibit 2.1 and incorporated by reference herein. The Acquisition Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or Cardtronics. The representations, warranties and covenants in the Acquisition Agreement were made solely for the benefit of the parties to the Acquisition Agreement; are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Acquisition Agreement instead of establishing these matters as facts; and are subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. In particular, the assertions embodied in the representations and warranties contained in the Acquisition Agreement may be subject to important qualifications and limitations agreed to by the Company and Cardtronics in connection with the negotiated terms of the Acquisition Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Acquisition Agreement. Further, the Acquisition Agreement should not be read alone but instead should be read in conjunction with the other information regarding the Acquisition Agreement, the Acquisition, the Company, Cardtronics, their respective affiliates and their respective businesses that will be contained in, or incorporated by reference into, Cardtronics’ proxy statement that will be filed with the SEC, as well as in the Forms 10-K, Forms 10-Q and other filings that the Company or Cardtronics may file with the SEC.

Irrevocable Undertakings

On January 25, 2021, following termination of the Apollo Acquisition Agreement, each member of the Board that holds Ordinary Shares (other than Douglas Braunstein) delivered to the Company a deed of irrevocable undertaking (collectively, the “Director Undertakings”) under which each such director agrees, among other things, to vote his or her Ordinary Shares in favor of the Acquisition and against any proposal that would impede or frustrate the Acquisition. The Director Undertakings represent an aggregate of 408,430 Ordinary Shares, or approximately 0.9% of the outstanding Ordinary Shares as of January 21, 2021.

The Director Undertakings will terminate in certain circumstances.

The foregoing description of the Director Undertakings is qualified in its entirety by reference to the full text of such undertakings. A Form of Director Undertaking is filed with this Form 8-K as Exhibit 10.1, which is incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition.

In connection with entry into the Acquisition Agreement the Company expects to provide a presentation to investors to discuss the Acquisition, and as part of such presentation anticipates disclosing certain preliminary financial results. A copy of the presentation is included as Exhibit 99.1 hereto and incorporated by reference herein.

With respect to the three months ended December 31, 2020, the Company disclosed that it expects: (i) its revenue to be two to three percent higher than the preceding calendar quarter and recurring revenue to experience six percent growth year-over-year, (ii) Adjusted EBITDA margin to be slightly higher than in the three months ended September 30, 2020 and (iii) its free cash flow to be approximately $145 million.

The Company determines Adjusted EBITDA for a given period based on its GAAP net income from continuing operations attributable to the Company plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization; plus other income (expense); plus pension mark-to-market adjustments, amortization of acquired intangible assets, restructuring charges, among others. The Company defines free cash flow as net cash provided by/used in operating activities and cash flow provided by/used in discontinued operations less capital expenditures for property, plant and equipment, additions to capitalized software, discretionary pension contributions and pension settlements. The Company is not providing a reconciliation to the respective GAAP measures because it is unable to predict with reasonable certainty the reconciling items that may affect the GAAP equivalent measures without unreasonable effort.

In certain cases, the Company has provided ranges, rather than specific amounts, for the preliminary results described above primarily because the Company’s financial closing procedures for the three months ended December 31, 2020 are not yet complete and, as a result, the Company expects that its final results upon completion of its closing procedures may vary materially from the preliminary estimates described above. The estimates were prepared by and are the responsibility of our management, based upon a number of assumptions, in connection with preparation of the Company’s financial statements and completion of the quarter. Such ranges have not been audited, reviewed, compiled, or had agreed-upon procedures applied by our independent registered public accounting firm. Accordingly, our independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto. The Company plans to report completed financial results for the three months and year ended December 31, 2020 on or about February 9, 2021.

The information furnished under Item 2.02 in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as set forth by specific reference in such filing.

Item 7.01	Regulation FD Disclosure

On January 25, 2021, the Company and Cardtronics issued a joint press release announcing the execution of the Acquisition Agreement. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Members of the management team of the Company will host a conference call at 9:00 a.m. Eastern Time on January 25, 2021, for the investment community to discuss the proposed acquisition. A copy of the materials to be used during the conference call is included as Exhibit 99.1 hereto. Access to the conference call and materials used during the conference call, as well as a replay of the call, are available on NCR’s web site at http://investor.ncr.com. Certain information will be disclosed on this call that has not been previously publicly reported. This information is attached hereto as Exhibit 99.1 hereto and incorporated by reference herein.

The information furnished under this Item 7.01 of this Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as set forth by specific reference to such filing. This report shall not be deemed an admission as to the materiality of any information in this report that is being disclosed pursuant to Regulation FD.

Item 8.01	Other Events

In connection with the entry into the Acquisition Agreement, Bank of America, N.A. has provided a commitment to the Company to provide financing for the transactions contemplated thereby, consisting of (a) a $1.7 billion incremental term loan facility to be incurred under the Company’s existing credit agreement (the “Credit Agreement”), (b) an amendment of the Company’s existing revolving credit facility or a $1.1 billion replacement revolving credit facility under the Credit Agreement and (c) an up to $1.0 billion bridge facility, on the terms and subject to the conditions set forth in a commitment letter dated as of January 25, 2021. The Company has also entered into engagement letter with an affiliate of Bank of America, N.A. with respect to certain potential securities offerings in connection with the Acquisition. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description

2.1	Acquisition Agreement*

10.1	Form of Director Undertaking

99.1	Press Release issued by the Company and Cardtronics, dated January 25, 2021.

99.2	Presentation Materials of the Company, dated January 25, 2021.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

*

The schedules/exhibits have been omitted from this filing pursuant to Item 601(b)(2) and (10) of Regulation S-K, as applicable. The Company will furnish copies of any such schedules or exhibits to the SEC upon request.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed acquisition of Cardtronics by NCR. This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, Cardtronics plans to file with the SEC and mail or otherwise provide to its shareholders a proxy statement regarding the proposed transaction. Cardtronics may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that may be filed by Cardtronics with the SEC.

BEFORE MAKING ANY VOTING DECISION, CARDTRONICS’ SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY CARDTRONICS WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at Cardtronics shareholder meetings to approve the proposed transaction, the scheme of arrangement or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in Cardtronics’ proxy statement (including the scheme documentation). Shareholders may obtain a free copy of the proxy statement and other documents Cardtronics files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. Cardtronics makes available free of charge on its investor relations website at ir.cardtronics.com copies of materials it files with, or furnishes to, the SEC.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

The proposed transaction will be implemented solely pursuant to the scheme of arrangement, subject to the terms and conditions of the Acquisition Agreement between NCR and Cardtronics, dated January 25, 2021, which contain the full terms and conditions of the proposed transaction.

Participants in the Solicitation

NCR and certain of its directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from Cardtronics’ shareholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of NCR’s directors and executive officers in NCR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on February 28, 2020, and its definitive proxy statement for the 2020 annual general meeting of shareholders, which was filed with the SEC on March 12, 2020. Additional information regarding the interests of participants in the solicitation of proxies from Cardtronics’ shareholders in connection with the proposed transaction may be included in the proxy statement relating to the proposed transaction when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the investor relations page of the Company’s website at ir.cardtronics.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation

Reform Act of 1995 (the “Act”), including statements containing the words “expect,” “intend,” “plan,” “believe,” “will,” “should,” “would,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to NCR’s or Cardtronics’ plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements include, without limitation, statements regarding NCR’s and Cardtronics’ plans to manage their respective business through the novel strain of the coronavirus identified in late 2019 (“COVID-19”) pandemic and the health and safety of our customers and employees; the expected impact of the COVID-19 pandemic on NCR’s Banking, Retail and Hospitality segments including the impact on NCR’s customers’ businesses and their ability to pay; expectations regarding NCR’s or Cardtronics’ respective operating goals and actions to manage these goals; expectations regarding cost and revenue synergies; expectations regarding NCR’s or Cardtronics’ cash flow generation, cash reserve, liquidity, financial flexibility and impact of the COVID-19 pandemic on NCR’s and Cardtronics’ respective employee bases; expectations regarding NCR’s and Cardtronics’ respective abilities to capitalize on market opportunities; expectations regarding leveraging the debit network to monetize payment transactions; expectations regarding accretion; expectations regarding long-term strategy and our ability to create stockholder value; NCR’s or Cardtronics’ respective financial outlook; expectations regarding NCR’s continued focus on our long-term fundamentals, including, but, not limited to, execution of NCR’s recurring revenue strategy and accelerated growth including its transformation to an as-a-Service company; NCR’s expected areas of focus to drive growth and create long-term stockholder value; the effect of the announcement of the proposed transaction on the ability of Cardtronics to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Cardtronics does business, or on Cardtronics operating results and business generally; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; the outcome of any legal proceedings related to the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the acquisition agreement; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; the ability of the Company to implement its plans, forecasts and other expectations with respect to its business after the completion of the proposed transaction and realize expected benefits; business disruption following the proposed transaction; and the potential benefits of an acquisition of Cardtronics. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors listed in Item 1a “Risk Factors” of NCR’s Annual Report on Form 10-K filed with the U. S. Securities and Exchange Commission (SEC) on February 28, 2020 and Cardtronics’ Annual Report on Form 10-K filed with the SEC on February 28, 2020, and those factors detailed from time to time in NCR’s and Cardtronics’ other SEC reports including quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, there can be no assurance that a transaction with Cardtronics PLC will be agreed to or occur, and if agreed, the terms of any such transaction. NCR does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

By:	/s/ Timothy C. Oliver
Timothy C. Oliver
Executive Vice President and Chief Financial Officer

Date: January 25, 2021